SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2003

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                    Internet Infrastructure HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-96069
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)


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Item 5.        Other Events

               As a result of the acquisition by Yahoo! Inc. of Inktomi Corp., Inktomi Corp. will no longer be included in the Internet Infrastructure HOLDRS. For the 4 shares of Inktomi Corp. previously represented in each round lot of 100 Internet Infrastructure HOLDRS, the Bank of New York received $6.60, which was distributed at a rate of $0.046 ($0.066 less a $0.02 custody fee) per each Internet Infrastructure HOLDR to holders of record on March 28, 2003.

               Navisite, Inc. announced a one-for-fifteen reverse stock split on its common stock. Navisite, Inc. began trading on a split-adjusted basis on January 8, 2003. As of January 20, 2003, the share amount of Navisite, Inc., represented by a round lot of 100 Internet Infrastructure HOLDRS decreased to 0.13333 shares from 2 shares.


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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)   Exhibits

                    99.1 Internet Infrastructure HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated March 12, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  April 4, 2003                            By:  /s/ MITCHELL M. COX
                                                     -----------------------
                                                     Name:  Mitchell M. Cox
                                                     Title: First Vice President

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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Internet Infrastructure HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated March 12, 2002.


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